SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 6th day of December, 2011, by MEDYTOX SOLUTIONS, INC., a Nevada corporation with a principal place of business at 400 S. Australian Ave., Suite 800, West Palm Beach, Florida 33401 (“Borrower”), MEDYTOX MEDICAL MANAGEMENT SOLUTIONS CORP. a Florida corporation with a principal place of business at 400 S. Australian Ave., Suite 800, West Palm Beach, Florida 33401 (“Medytox Medical”) and MEDYTOX INSTITUTE OF LABORATORY MEDICINE, INC., a Florida corporation with a principal place of business at 400 S. Australian Ave., Suite 800, West Palm Beach, Florida 33401 (“Medytox Laboratory”), (each a “Subsidiary” and collectively, the “Subsidiaries”),  in favor of VALLEY VIEW DRIVE ASSOCIATES, LLC, a New Jersey limited liability company with a principal place of business at c/o Mr. Robert Mendolia, 215 Valley View Drive, Franklin Lakes, New Jersey 07417 (“Secured Party”).  Borrower and Subsidiaries shall hereafter individually and collectively be referred to as “Debtor”.

W I T N E S S E T H:

WHEREAS, Secured Party has made certain loans to Borrower in the aggregate amount of One Million and 00/100 ($1,000,000.00) Dollars (the “Loans”), which loans are evidenced by (i) a Promissory Note, dated December 6, 2011, made by Borrower in favor of Secured Party in the original principal amount of $500,000.00, and a Convertible Promissory Note, dated December 6, 2011, made by Borrower in favor of Secured Party in the original principal amount of $500,000.00 (collectively, the “Notes”);

WHEREAS, to secure Borrower’s obligations under the Notes, Borrower has agreed to grant to Secured Party a lien on certain of its assets;

WHEREAS, the Subsidiaries are wholly-owned subsidiaries of Borrower and will receive a benefit from Lender’s making of the Loans to Borrower; and

WHEREAS, to further secure Borrower’s obligations under the Notes, each Subsidiary has agreed to grant to Secured Party a lien on certain of its assets.

NOW, THEREFORE, in consideration of the premises and for other good consideration, the receipt and adequacy of which is hereby acknowledged by the parties, Debtor hereby agrees with Secured Party for the benefit of Secured Party as follows:

SECTION 1.     Grant of Security.  As security for the fulfillment by (x) Borrower of all of Borrower’s obligations under the Notes, and (y) Debtor of all of Debtor’s obligations under this Agreement (the “Obligations”), Debtor hereby assigns and pledges to Secured Party, and hereby grants to Secured Party a security interest in, and lien upon, all of Debtor’s right, title,

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and interest in and to the Accounts Receivable of Debtor, and the Proceeds thereof, each as defined and more particularly set forth on Exhibit “A” attached hereto (the “Collateral”).

SECTION 2.     Debtor Remains Liable.  Anything herein to the contrary notwithstanding, (a) Debtor shall remain solely liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under any contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 3.     Representations and Warranties.  Each Debtor represents and warrants as to itself as follows:

(a)           Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has never changed, altered, amended and/or modified its state of organization, whether through or as a result of any merger, acquisition, consolidation or otherwise.

(b)           Medytox Medical is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has never changed, altered, amended and/or modified its state of organization, whether through or as a result of any merger, acquisition, consolidation or otherwise.

(c)           Medytox Laboratory is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has never changed, altered, amended and/or modified its state of organization, whether through or as a result of any merger, acquisition, consolidation or otherwise.

(d)           Borrower’s chief executive office and the office where Borrower keeps its records concerning the Accounts Receivable (as hereinafter defined) is located at 400 S. Australian Ave., Suite 800, West Palm Beach, Florida 33401.

(e)           Medytox Medical’s chief executive office and the office where Medytox Medical keeps its records concerning the Accounts Receivable (as hereinafter defined) is located at 400 S. Australian Ave., Suite 800, West Palm Beach, Florida 33401.

(f)            Medytox Laboratory’s chief executive office and the office where Medytox Laboratory keeps its records concerning the Accounts Receivable (as hereinafter defined) is located at 400 S. Australian Ave., Suite 800, West Palm Beach, Florida 33401.

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(g)           The organizational identification number of Debtor is NV20051517354, and the employer identification number of Debtor is 37-164-6893.

(h)           The organizational identification number of Medytox Medical is P11000058880.

(i)             The organizational identification number of Medytox Laboratory is P11000067382.

(j)             Debtor owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement, and is granting Secured Party a  security interest in the Collateral.  Secured Party acknowledges and agrees that Debtor may hereinafter agree to engage in accounts receivable financing for Debtor’s business and, that if required under the terms of any such financing agreement, may grant a security interest in such Debtor’s accounts receivable that will be senior to and have first priority over any security interest of Secured Party.

(k)           No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any other person or entity (including any other creditor), is required either (i) for the grant by Debtor of the security interests created hereby or for the execution, delivery or performance of this Agreement by Debtor, or (ii) for the perfection by Secured Party of its security interest in, or the exercise by Secured Party of its rights and remedies hereunder with respect to, the Collateral.  This Agreement has been duly authorized by all corporate action.  This Agreement is the valid and binding obligation of Debtor enforceable in accordance with its terms.  This Agreement does not conflict with or violate any agreement or other obligation to which Debtor is subject.

(l)             Debtor covenants and agrees to give written notice to Secured Party in the event that it, at any time after the date hereof, whether as a result of any merger, acquisition, consolidation or otherwise:

(i)                Changes its exact full name;

(ii)             Changes its state of organization;

(iii)           Changes its type of organization;

(iv)           Uses, establishes, or otherwise does business under any trade name, alternate or fictitious name or any other name;

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(v)              Changes its chief executive office or the office at which Debtor keeps its records concerning the Accounts Receivable; and/or

(vi)           Changes its employer identification number and/or its organization identification number;

which notice, in any such event, shall be given not less than thirty (30) days prior to such change taking place or such trade name, alternate or fictitious name or other name being used.

SECTION 4.     Performance by Secured Party. If Debtor fails to perform any of its promises in this Agreement, Secured Party may do so, at the sole cost and expense of Debtor.

SECTION 5.     Default. Secured Party may declare Debtor to be in default upon the occurrence of any of the following events (an “Event of Default”):

(a)           the occurrence of an Event of Default under either or both of the Notes or any document executed and delivered in connection therewith;

(b)           any Debtor fails to perform any of its Obligations contained in this Agreement; or

(c)           if any statement made by any Debtor in connection with the Obligations proves to be false or misleading in any material respect.

SECTION 6.     Remedies.  Upon the occurrence of an Event of Default, Secured Party shall have the following remedies:

(a)           To proceed immediately to realize upon the Collateral, without the need to institute suit, make demand, exhaust its remedies or otherwise proceed to enforce its rights;

(b)           To declare the entire amount of unpaid principal, accrued and unpaid interest and other money due under this Agreement and the Notes immediately due and payable;

(c)           To file an action seeking a judgment on this Agreement, and upon the filing of a complaint, Secured Party shall be entitled to the appointment of a receiver for the profits of Debtor without the necessity of proving either inadequacy of the security or insolvency of Debtor, and Debtor and each such person waive such proof and consent to the appointment of a receiver; and

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(d)           To pursue all of Secured Party’s rights and remedies under the Uniform Commercial Code of the State of Florida in respect of the Collateral, including but not limited to the strict foreclosure rights of Article 9 of the Uniform Commercial Code.  Debtor hereby expressly waives any right of redemption which may exist with respect to the Collateral.  In connection with Secured Party’s exercise of the rights and remedies under Article 9 of the Uniform Commercial Code of Florida, Debtor hereby agrees that five (5) days notice of sale is commercially reasonable notice.  All remedies provided in this Agreement, the Notes and any and all documents entered into in connection herewith or therewith, shall be cumulative and concurrent, and shall be in addition to any other rights or remedies now or hereafter provided by law or in equity.  No delay, failure or omission by any holder of this Agreement in respect of any default by Debtor, to exercise any right or remedy shall constitute a waiver of the right to exercise the right or remedy upon such default or any subsequent default.

SECTION 7.     Power of Attorney.  Upon the occurrence and during the continuance of an Event of Default, Debtor hereby irrevocably designates and appoints Secured Party (and all persons designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, and authorizes Secured Party, in Debtor’s or Secured Party’s name, at any time an Event of Default has occurred to:  (i) demand payment on Accounts Receivable, (ii) enforce payment of Accounts Receivable by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies to collect any Account Receivable, (iv) sell or assign any Account Receivable upon such terms, for such amount and at such time or times as Secured Party deems advisable, (v) settle, adjust, compromise, extend or renew an Account Receivable, (vi) discharge and release any Account Receivable, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Debtor’s mail to an address designated by Secured Party, and open and dispose of all mail addressed to Debtor, (ix) do all acts and things which are necessary, in Secured Party’s determination, to fulfill Debtor’s obligations under this Agreement and the Notes, (x) take control in any manner of any item of payment or proceeds thereof, (xi) have access to any lockbox or postal box into which Debtor’s mail is deposited, (xii) endorse Debtor’s name upon any items of payment or proceeds thereof and deposit the same in the Secured Party’s account for application to the Obligations, (xiii) endorse Debtor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account Receivable or any goods pertaining thereto, (xiv) sign Debtor’s name on any verification of Accounts Receivable and notices thereof to account debtors, and (xv) to file any UCC financing statements or amendments thereto with respect to the Collateral.  Debtor hereby releases Secured Party and its respective managers, officers, employees, designees and other representatives from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Secured Party’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

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SECTION 8.     Payments Due upon Default.  If Secured Party declares that Debtor is in default of any obligation to pay money to Secured Party, Secured Party may immediately proceed in the enforcement of this Agreement, and Debtor will also be responsible for the payment of all expenses incurred by Secured Party in enforcing this Agreement and enforcing the Obligations, including, without limitation, legal fees and expenses.

SECTION 9.     Financing Statements and Further Assurances.

(a)           Debtor agrees that at any time and from time to time, at its own cost and expense, Debtor will promptly complete, execute, deliver and file, as applicable, all further instruments and documents, including without limitation certificates of title, and take all further action that may be reasonably necessary or desirable, or that Secured Party may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

(b)           Debtor hereby specifically and irrevocably authorizes Secured Party at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) identify the Collateral; and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for a filing office’s acceptance of any financing statement or amendment, including, without limitation, where Debtor is an organization, the type of organization of Debtor and any organizational identification number issued to Debtor.  Debtor hereby covenants and agrees to furnish any such information to Secured Party immediately upon request therefor.

SECTION 10.                        Amendments; Waivers; etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement (including the recitals) constitutes the entire agreement of the parties with regard to its subject matter.

SECTION 11.                        Notice.  All notices and other communications required or permitted to be given hereunder shall be in writing, and, shall be provided in accordance with the provision of notices under the Notes.

SECTION 12.                        Continuing Security Interest; Termination.  This Agreement shall create a security interest in the Collateral (except as otherwise provided herein) and shall (i) remain in full force and effect for so long as the Obligations exist, (ii) be binding upon Debtor, its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party, to the benefit of Secured Party and its successors and assigns.  Upon termination, Secured Party will, at Debtor’s sole cost and expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

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SECTION 13.                        Governing Law; Terms.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.  Debtor and Secured Party each hereby submit itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state and federal courts of Palm Beach County, Florida, and waive any objection (on the grounds of lack of jurisdiction or forum non conveniens, or otherwise) to the exercise of such jurisdiction over it by such Court.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  Unless otherwise defined herein, terms used in Article 9 of the UCC are used herein as therein defined.

SECTION 14.                        Waiver of Jury Trial.  IN ANY ENFORCEMENT OF THIS AGREEMENT OR ANY MATTERS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, DEBTOR AND BY ACCEPTING THIS AGREEMENT, SECURED PARTY, WAIVE ANY RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

MEDYTOX SOLUTIONS, INC.

By:/s/ William G. Forhan
William G. Forhan, CEO

MEDYTOX MEDICAL MANAGEMENT SOLUTIONS CORP.

By:/s/ Seamus Lagan
Seamus Lagan, President

MEDYTOX INSTITUTE OF LABORATORY MEDICINE, INC.

By:/s/ Seamus Lagan
Seamus Lagan, President

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EXHIBIT A

Collateral

“Account Receivable” or “Accounts Receivable” shall mean, in addition to the definition thereof contained in the UCC (as defined herein), any and all accounts, contract rights, claims, causes of action, awards, judgments and recoveries of any of the foregoing, chattel paper, instruments, negotiable documents, general intangibles and other obligations of any kind, together with any property evidencing or relating to such rights, including, without limitation, all books, records, invoices, magnetic tapes, processing software, processing contracts (such as contracts for computer time and services), now or hereafter existing, arising out of or in connection with the business of Debtor.

“Proceeds” shall mean, in addition to the definition thereof contained in the UCC, all proceeds of the Accounts Receivable.

“UCC”or “Uniform Commercial Code” means the Uniform Commercial Code, as adopted in the State of Florida.  To the extent that the definition of any category or type of collateral is modified by an amendment, modification and/or revision to the Uniform Commercial Code, such amended, modified and/or revised definition will apply to this Agreement, and any and all documents executed in connection herewith will automatically as of the effective date of such amendment, modification and/or revision be deemed so amended, modified or revised.

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